                                                                     Exhibit 2.2


     THE SECURITY REPRESENTED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED ON [_________________, 2002], AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF SUCH SECURITY IS SUBJECT TO THE CONDITIONS SPECIFIED HEREIN AND THE ISSUER HEREOF (THE "COMPANY") RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER.

                         TELETOUCH COMMUNICATIONS, INC.

                          COMMON STOCK PURCHASE WARRANT

                     Date of Issuance: [____________, 2002]

                             Certificate No. W-CS01

     FOR VALUE RECEIVED, Teletouch Communications, Inc., a Delaware corporation (the "Company"), hereby grants to GM Holdings, LLC, a Tennessee limited liability company, or its registered assigns (the "Registered Holder") the right to purchase from the Company the number of shares obtained by dividing $3,000,000 by the conversion price, determined as hereinafter provided in
Section 2, in effect at the time of exercise, at a price per share of $.01 (the "Exercise Price"). This Warrant is one of the Warrants (collectively, the "Warrants") issued pursuant to the terms of the Restructuring Agreement. Certain capitalized terms used herein are defined in Section 2 and in Section 8 hereof.

     The Company acknowledges that of the consideration paid for this Warrant pursuant to the Restructuring Agreement, $.01 per share of Warrant Stock issuable hereunder shall be deemed to have been paid by the Registered Holder hereof as a nonrefundable payment for Warrant Stock from time to time issued hereunder and Registered Holder shall receive a credit in such amount against the Exercise Price otherwise payable upon exercise of this Warrant.

     The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

     This Warrant is subject to the following provisions:

     Section 1.  Exercise of Warrant.
                 ------------------

     1A. Exercise Period. Subject to the terms and conditions hereof, the
         ---------------
Registered Holder may exercise, in whole or in part, the purchase rights represented by this Warrant at any time and from time to time after the third anniversary of the Date of Issuance to and including the eighth anniversary of the Date of Issuance (the "Exercise Period"). The Company shall give the Registered Holder written notice of the expiration of the Exercise Period at least 30 days but not more than 90 days prior to the end of tie Exercise Period.

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     1B.  Exercise Procedure.
          ------------------

          (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                (a) a completed Exercise Agreement, as described in paragraph 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                (b)  this Warrant; and

                (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit A hereto evidencing the assignment of this Warrant with respect to the number of shares of Warrant Stock described therein to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 9 hereof.

          (ii) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time. Unless all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not been exercised and shall, within such five day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

          (iii) The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock at the Exercise Time.

          (iv) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock. Each share of Warrant Stock issuable upon exercise of this Warrant shall be fully paid and nonassessable and free from all Liens and charges with respect to the issuance thereof.

          (v) The Company shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

          (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company) and will bear all expenses in connection therewith.

          (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the

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Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

         (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Warrant Stock solely for the purpose of issuance upon the exercise of this Warrants, such number of shares of Warrant Stock issuable upon the exercise of all outstanding Warrants. All shares of Warrant Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, Liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Warrant Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall from time to time take all such action as may be necessary to assure that the par value of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price. The Company shall not take any action which would cause the number of authorized but unissued shares of Warrant Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.

         (ix) If the shares of Warrant Stock issuable by reason of exercise of this Warrant are convertible into or exchangeable for any other stock or securities of the Company, the Company shall, at the exercising holder's option and upon surrender of this Warrant by such holder as provided above together with any notice, statement or payment required to effect such conversion or exchange of Warrant Stock, deliver to such holder (or as otherwise specified by such holder) a certificate or certificates representing the stock or securities into which the shares of Warrant Stock issuable by reason of such conversion are convertible or exchangeable, registered in the name or names and in such denomination or denominations as such holder has specified.

         (x) Upon any exercise of this Warrant, the holders of the shares of Warrant Stock issued upon such exercise shall in all cases be entitled to the benefits of Sections 5B., 5C., and 7D. of this Warrant.

     1C. Exercise Agreement. Upon any exercise of this Warrant, the Exercise
         ------------------
Agreement shall be substantially in the form set forth in Exhibit B hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

     1D. Fractional Shares. No fractional shares of Common Stock shall be issued
         -----------------
upon exercise of the rights represented by this Warrant, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay cash in respect of such fraction in an amount equal to the same fraction of the Closing Price (as hereinafter defined) on the date on which the Exercise Time occurs, or, if such date is not a Trading Day (as hereinafter defined), on the next Trading Day.

     1E. FCC Approval. Upon any exercise that might, within the reasonable
         ------------
opinion of the Registered Holder, be considered a change in control by the FCC or for the purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Company will seek any necessary approvals for such proposed change in control at its sole expense. If for any reason the FCC or any governmental instrumentality prohibits or enjoins the exercise that may result in such change of control, the Company will, at its sole expense, take all steps reasonably necessary or desirable to effect such change in control and obtain all necessary or desirable approvals with respect thereto.

     Section 2. Adjustment of Number of Shares. In order to prevent dilution of
                ------------------------------
the rights granted under this Warrant, the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

     2A. Conversion Price. Warrant Stock will be issued and delivered upon the
         ----------------
exercise of this Warrant based upon a price per share (the "conversion price"), which conversion price shall initially be $0.50 per share, subject to adjustment as provided herein.

     2B. Conversion Adjustments. The conversion price and the number and kind of
         ----------------------
shares of capital stock of the Company issuable on exercise of this Warrant shall be adjusted from time to time as follows:

         (i) Stock Splits and Combinations. In case the Company shall subdivide its outstanding Common Stock into a greater number of shares, or combine its outstanding Common Stock into a smaller number of shares, the conversion price in effect immediately before the time when such subdivision or combination becomes effective shall be adjusted so that the Registered Holder shall be entitled to receive the number of shares of Common Stock that the Registered Holders would have received if such Warrant had been exercised immediately prior thereto. Such adjustment shall be made successively whenever any such event shall occur.

         (ii) Stock Dividends in Common Stock. In case the Company shall pay a dividend or make a distribution in shares of Common Stock on any class of capital stock of the Company, the conversion price in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive such dividend or distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock theretofore outstanding and of which the denominator is the sum of such number of shares and the total number of shares issued in such dividend or other distribution.

         (iii) Issuance of Rights or Warrants. In case the Company shall issue Common Stock or rights or warrants entitling the holders thereof to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as determined pursuant to clause (vii) below), the conversion price in effect immediately before the close of business on the record date fixed for the determination of Persons entitled to receive such Common Stock, rights or warrants shall be reduced by multiplying such conversion price by a fraction, of which the numerator is the sum of the number of shares of Common Stock outstanding at the close of business on such record date and the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and of which the denominator is the sum of the number of shares of Common Stock outstanding at the close of business on such record date and the number of additional shares of Common Stock so offered for subscription or purchase. For the purpose of this clause (iii), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of such securities and the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. Such adjustment shall be made successively whenever any such event shall occur. In case such rights or warrants are not issued after such a record date has been fixed, the conversion price shall be readjusted to the conversion price which would have been in effect if such record date had not been fixed.

         (iv) Distribution of Indebtedness, Securities or Assets. In case the Company shall distribute to holders of Common Stock (whether pursuant to a merger or consolidation or otherwise) evidences of indebtedness, shares of capital stock of any class or series, other securities, cash or assets (other than Common Stock, rights or warrants referred to in paragraph (iii) above or a dividend payable exclusively in cash and other than as a result of a Fundamental Change), the conversion price in effect immediately before the close of business on the record date fixed for the determination of stockholders entitled to receive such distribution shall be reduced by multiplying such conversion price by a fraction, of which the numerator is the Current Market Price (determined as provided in clause (vii) below) on such record date less the fair market value (as determined by the Board of Directors, whose determination in good faith shall be conclusive) of the portion of such indebtedness, shares of capital stock, other securities, cash and assets so distributed applicable to one share of Common Stock and the denominator is such Current Market Price. Such adjustment shall be made successively whenever any such event shall occur. In case such distribution is not made after such a record date has been fixed, the conversion price shall be readjusted to the conversion price that would have been in effect if such record date had not been fixed.

         (v) Extraordinary Dividends; Certain Tender and Exchange Offers. In case the Company shall pay a cash dividend to holders of Common Stock (other than pursuant to a Fundamental Change) in an aggregate amount that, when combined with the aggregate amount paid in respect of cash dividends within the preceding 12 months to the extent such amount has not already been applied in a prior adjustment pursuant to this paragraph, exceeds 10% of the product of the Current Market Price on the date fixed for payment of such dividend and the number of shares of Common Stock outstanding on such payment date, the conversion price in effect immediately before the close of business on such payment date shall be reduced by multiplying such conversion price by a fraction, of which the numerator is the Current Market Price on such payment date less the amount by which the amount of such dividend per share exceeds the Current Market Price and the denominator is such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such payment date, and the Registered Holder shall be entitled to receive, for each share of Common Stock received upon such conversion, the amount of such dividend per share of Common Stock. In case the Company, directly or indirectly, shall consummate a tender offer or exchange offer for all or any portion of the Common Stock and the sum of the amount of cash and the fair market value (as determined by the Board of Directors, whose determination in good faith shall be conclusive) of property paid in respect thereof is in excess of the product of the Current Market Price on the expiration date of such tender or exchange offer and the number of shares of Common Stock theretofore outstanding, such excess amount shall be treated as a cash dividend for purposes of the foregoing sentence. Such adjustment shall be made successively whenever any such event shall occur.

         (vi) Fundamental Change. In case any transaction or event (including without limitation any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation) shall occur in which all or substantially all outstanding Common Stock is converted into or exchanged for stock, other securities, cash or assets (a "Fundamental Change"), the Registered Holder shall have the right upon any subsequent exercise to receive (but only out of legally available funds, to the extent required by applicable law) the kind and amount of stock, other securities, cash and assets that such holder would have received if this Warrant had been exercised immediately prior thereto; provided, however, that if more than 80% of the value (as determined by the Board of Directors, whose determination in good faith shall be conclusive) of such stock, other securities, cash and assets consists of common stock of any Company, such holder shall have the right to receive such number of shares of such common stock that such holder would have received if all of such value had consisted solely of such common stock. The Company agrees that it will not be a party to or permit any Fundamental Change to occur unless the foregoing provisions are included in the terms thereof. This paragraph shall similarly apply to any subsequent Fundamental Change.

         (vii) Current Market Price. For purposes of any computation under clauses (iii), (iv) and (v) above, the Current Market Price on any date means the average of the daily Closing Prices for five consecutive Trading Days selected by the Board of Directors commencing not more than 20 Trading Days before, and ending not later than, the earlier of such date and the day before the record date fixed for determination of Persons entitled to receive any Common Stock, rights or warrants referred to in clause (iii), any distribution referred to in clause (iv) or any dividend referred to in clause (v) or, in the case of a tender or exchange offer referred to in clause (v), the expiration date thereof. Notwithstanding the foregoing, in the event there is no public market for the Common Stock, the Current Market Price per share of Common Stock on any date shall be established by the unanimous agreement of the Board of Directors of the Company in its sole discretion.

         (viii) Deferral of Certain Conversions Requiring Adjustment. In any case in which this Section 2B requires that an adjustment as a result of any event become effective from and after a record date, the Company may elect to defer until after the occurrence of such event (A) issuing to the holder of any Warrants exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise over and above the shares issuable on the basis of the conversion price in effect immediately before adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to Section 1D above. In any such case, the Company shall issue or cause a transfer agent to issue due bills or other appropriate evidence of the right to receive the shares the issuance of which is so deferred.

         (ix) Deferral of Small Adjustments. Any adjustment in the conversion price otherwise required by this Section 2B (except clause (ii) above) may be postponed until the date of the next adjustment otherwise required to be made if such adjustment (together with any other adjustments postponed pursuant to this clause (ix) and not theretofore made) would not require an increase or decrease of more than 1% in such conversion price and would not, if made, entitle the Registered Holders upon exercise to receive additional shares of Common Stock equal in the aggregate to one-tenth of one percent (0.1%) or more of the then issued and outstanding shares of Common Stock. All calculations under this
Section 2B shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         (x) Provisions Applicable to Other Classes of Stock. In the event that at any time, as a result of an adjustment made pursuant to clause (iv) or
(vi) above, the Registered Holder becomes entitled to receive any shares of capital stock other than Common Stock of the Company, the number and kind of such other shares so receivable shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions concerning the Common Stock contained in clauses (i) through (ix) above, and the other provisions of this Section 2B concerning the Common Stock shall apply on like terms to any such shares.

         (xi) Voluntary Reduction in Conversion Price. The Board of Directors may make such reductions in the conversion price, in addition to those required by this Section 2B, as shall be determined by the Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend or distribution of stock or rights to acquire stock or any event treated as such for Federal income tax purposes to the recipients.

         (xii) Authority of the Board of Directors. The Board of Directors shall have the power to resolve any ambiguity or correct any error in this Section 2B, and its action in so doing shall be final and conclusive.

     2C. Certificate of Adjustment. Whenever the conversion price is adjusted as
         -------------------------
herein provided:

         (i) the Company shall prepare a certificate signed by the Company's treasurer setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, including the number of shares of Warrant Stock into which this Warrant is then exercisable; and

         (ii) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall be mailed, as soon as practicable, to the Registered Holder at its last address appearing on the books of the Company.

     2D. Certain Notices. In case:
         ---------------

         (i) the Company declares a dividend or other distribution on its Common Stock payable otherwise than in cash out of its retained earnings which will result in an adjustment of the conversion price;

         (ii) the Company authorizes the issuance to the holders of its Common Stock of rights or warrants entitling them to subscribe for or purchase any shares of capital stock of any class or any other subscription rights or warrants; or

         (iii) of any reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, transfer or other disposition of all or substantially all of the assets of the Company, or of any other transaction or event that would constitute or result in a Fundamental Change; or

         (iv) of the voluntary or involuntary liquidation, dissolution or winding up of the Company;

then the Company shall mail to the Registered Holder, at its last address appearing on the books of the Company, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding up or Fundamental Change is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding up or Fundamental Change. Failure to give notice as required by this Section 2D, or any defect therein, shall not affect the validity of any such dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding up or Fundamental Change, or the vote on any action authorizing such.

     2E. Reservation of Shares. If any shares of Common Stock required to be
         ---------------------
reserved for issuance upon exercise of this Warrant require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued or freely transferred upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is quoted on the American Stock Exchange or any other national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon exercise of this Warrant.

     2F. Taxes. The Company shall pay any and all taxes that may be payable in
         -----
respect of the issuance or delivery of shares of Common Stock on exercise of this Warrant pursuant hereto, other than any tax in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which this Warrant so exercised was registered. No such issuance or delivery in a name other than that in which this Warrant was registered shall be made unless and until the person requesting such issuance or delivery has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

     2G. Other Definitions.
         -----------------

         (i) For the purpose of this Section 2, "Common Stock" includes any stock of any class or series of the Company which has no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and are not subject to redemption by the Company. Shares issuable upon exercise of this Warrant, however, shall include only shares of the class designated as Common Stock as of the first date of issuance of this Warrant or shares of the Company of any classes or series resulting from any reclassification or reclassifications thereof and that have no preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class or series, the shares of each such class or series then so issuable shall be substantially in the proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all such classes and series resulting from all such reclassifications.

         (ii) As used in this Section 2, the term "Closing Price" on any day shall mean the reported last sale price per share of Common Stock on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the American Stock Exchange, or if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose; and the term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in Dallas, Texas are not authorized or obligated by law or executive order to close.

     2H. Accountant's Certificate. The certificate of any independent firm of
         ------------------------
public accountants of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this Section 2.

         Section 3. Dividends. The Registered Holder shall be entitled to
                    ---------
participate, when, as and if declared by the Board of Directors, but only out of funds legally available therefor, pro rata with the holders of the shares of junior stock as though this Warrant had been exercised so that the Registered Holder obtained such shares of junior stock with respect to any dividends declared and paid by the Company on junior stock.

         Section 4. Liquidation Rights. In the event of any voluntary or
                    ------------------
involuntary liquidation, dissolution or winding up of the affairs of the Company, then, the assets of the Company shall be distributed among the holders of junior stock and this Warrant as if this Warrant had been exercised so that the Registered Holder obtained shares of junior stock and in each case according to their respective numbers of shares. For the purposes of this Section 4, the merger or consolidation of the Company with any other company, including a merger in which the holders of the Warrant Stock receive cash or property for their shares, or the sale of all or substantially all of the assets of the Company, or the reduction of the capital stock of the Company or any other form of recapitalization or reorganization affecting the Company shall not constitute a liquidation, dissolution or winding up of the Company.

         Section 5. Voting Rights.
                    -------------

         5A. Except as otherwise provided herein and as otherwise required by applicable law, the Registered Holder shall have no voting rights; provided that the Registered Holder shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

         5B. So long as this Warrant is outstanding, in addition to any other vote or consent of stockholders required by law or by this Warrant, the vote or consent of the holders of at least a majority of the Warrants or the shares of Warrant Stock calculated on an as-exercised basis voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

             (i) any amendment, alteration or repeal of any of the provisions of the certificate of incorporation of the Company, which would alter or change the voting powers, preferences or special rights of shares Warrant Stock so as to effect them adversely; or

             (ii) any merger or consolidation of the Company with or into any other entity or any sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

         5C. The Registered Holder and any successor thereto which does not have a representative sitting on the Company's Board of Directors, and is a corporation, general or limited partnership, limited liability company or trust engaged primarily in investment activities or is otherwise an institutional investor or is an individual or entity who holds at least 100,000 shares of Common Stock calculated on an as-exercised basis (all as adjusted for stock splits, stock dividends, stock combinations or stock reclassifications), shall be entitled to have an observer present at any scheduled meeting of the Company's Board of Directors, and to receive copies of all notices, minutes, consents and other material provided to members of the

Company's Board of Directors. On reasonable notice at a scheduled meeting of the Board of Directors such observer may address the Board of Directors with respect to such Registered Holder's concerns about significant business issues facing the Company. The Company shall afford to the Registered Holder or its designated representative free and full access, at all reasonable times, and with reasonable prior notice, to all of the books, records and properties of the Company or any of its subsidiaries and to all officers and employees of the Company for any reasonable purpose whatsoever, including but not limited to, the opportunity to consult with and advise management of the Company on the affairs, finances, accounts and significant business issues and management's proposed annual operating plans. The Registered Holder and its representative shall use their reasonable best efforts to maintain the confidentiality of any confidential and proprietary information so obtained by such Person which is not otherwise available from other sources which are free from similar restrictions (and, if requested by the Company, sign an appropriate agreement evidencing that obligation); provided, however, that the foregoing shall in no way limit or otherwise restrict the ability of such Person to disclose any such information concerning the Company which they may be required to disclose to their partners, officers or shareholders for the purpose of evaluating its investment in the Company or to the extent required to satisfy their fiduciary obligations to such persons or otherwise pursuant to or as required by law; provided, further that the Registered Holder shall promptly provide the Company with notice of any request for such disclosure required by law and the Company may take such legal action at its own expense as it deems necessary to prevent such disclosure under the applicable laws. Nothing contained herein shall prohibit the Registered Holder from making any disclosures required by law if a failure to do so would result in a fine or other penalty to the Registered Holder.

         5D. The Registered Holder shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein.

         Section 6. Impermissible Payments. Until all amounts due under the
                    ----------------------
Credit Agreement are paid in full, the Registered Holder shall not receive or accept any payment from the Company related to this Warrant (other than cash in lieu of fractional shares as set forth herein and other than Common Stock issued pursuant to this Warrant). If the Registered Holder receives any payment on this Warrant (other than cash in lieu of fractional shares upon exercise as set forth herein and other than Common Stock issued pursuant to this Warrant) that the Registered Holder is not entitled to receive hereunder, the Registered Holder will hold the amount so received in trust for the lenders under the Credit Agreement and will forthwith turn over such payment to the lenders under the Credit Agreement in the form received (except for the endorsement of the Registered Holder where necessary) for application to then-existing amounts due under the Credit Agreement (whether or not due), in such manner of application as the lenders under the Credit Agreement may deem appropriate. If the Registered Holder fails to make any endorsement required hereunder, the lenders under the Credit Agreement, or any of their officers or employees or agents on behalf of the lenders under the Credit Agreement, are hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for the Registered Holder to make such endorsement in the Registered Holder's name. For purposes hereof, ING Prime Rate Trust shall be a third-party beneficiary hereunder.

         Section 7. Redemption of Warrant. Provided that all amounts under the
                    ---------------------
Credit Agreement have been repaid, (i) the Company, at the option of the Board of Directors, may redeem in whole or in part this Warrant, at any time or from time to time after the third anniversary of the date hereof, upon notice given as hereinafter specified, at the redemption price in effect at the redemption date as provided in this Section 7, and (ii) the Company shall redeem this Warrant upon the earlier of: (A) a Change in Control; or (B) receipt by the Company of written request of the holder of this Warrant delivered to the Company at any time after the fifth anniversary of the date hereof, at the redemption price in effect at the redemption date as provided in this Section 7. Any partial redemption at the option of the Company will be pro rata among the outstanding Warrants based on the number of shares of Warrant Stock into which the Warrants to be redeemed are exercisable calculated on an as exercised basis. Any redemption at the option of the Company will occur on the redemption date specified on the notice of optional redemption, any redemption as a result of a Change in Control shall occur no later than five (5) days following such Change in Control, and any redemption at the request of the holder of a Warrant shall occur within ten (10) days of the request. Upon receipt by the Company of any request by the holder of any Warrant to redeem such Warrant, the Company shall promptly provide written notice thereof to the holders of all other Warrants.

         7A. Redemption Price. The redemption price for this Warrant shall be
             ----------------
the equal to the conversion price multiplied by the number of underlying shares of Warrant Stock into which this Warrant is exercisable.

         7B. Notice of Redemption. Notice of redemption of this Warrant at the
             --------------------
option of the Company shall be mailed by first class mail, postage prepaid, addressed to the Registered Holder at its last address appearing on the books of the Company. Such mailing shall be at least 10 days and not more than 60 days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Registered Holder receives such notice. If such notice of redemption shall have been duly given and if on or before the redemption date specified therein all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the benefit of Registered Holder, so as to be and continue to be available therefor, then, notwithstanding that this Warrant shall not have been surrendered for cancellation, on and after such redemption date, this Warrant shall no longer be deemed to be outstanding and all rights with respect to such Warrant shall forthwith on such redemption date cease and terminate, except only the right of the Registered Holder to receive the amount payable on redemption thereof without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Company, after which time the holders of the Warrants so called for redemption shall look only to the Company for payment thereof. Any funds so set aside by the Company which shall not be required for such redemption because of the subsequent exercise of any right of purchase hereunder shall be released or repaid to the Company forthwith.

         7C. Pro-Rata Redemption. In the event of any redemption hereunder, all
             -------------------
Warrants to be redeemed shall be redeemed pro rata according to the number of shares of Warrant Stock into which the Warrants to be redeemed are exercisable calculated on an as exercised basis. All requests for redemption made by the holders of Warrants, to the extent payment of the redemption price has not been made, shall be considered the same redemption for purposes of this section.

     7D.  Mergers of Consolidations; Change in Control. In the event the Company
          --------------------------------------------
proposes to enter into any transaction with any Person likely to result in a merger, consolidation or Change in Control, the holders of at least a majority of the Warrants or the shares of Warrant Stock calculated on an as-exercised basis voting separately as a single class, given in person or by proxy, either in writing without a meeting of by vote at any meeting called for that purpose, shall have the right to select a financial advisor to consult with such holders in connection with such proposed transaction and to receive their own independent fairness opinion with respect to the proposed transaction should such holders deem such action necessary. In the event that the fairness opinion delivered to the holders of the Warrants or shares of Warrant Stock is different than that of any fairness opinion delivered to the Company in connection with such proposed transaction, the differing amounts shall be averaged and the holders of the Warrants or shares of Warrant Stock shall be entitled to consideration in such transaction equal to such average amount. The reasonable costs of such financial advisor shall be borne by the Company.

     Section 8. Definitions. The following terms have meanings set forth below:
                -----------

     "anniversary date" shall, mean each date that is the anniversary of the
      ----------------
Date of Issuance of this Warrant or, if not a business day, the next following business day.

     "business day" shall mean each Monday, Tuesday, Wednesday, Thursday or
      ------------
Friday on which banking institutions in Dallas, Texas are not authorized or obligated by law, regulation or executive order to close.

     "Board of Directors" shall mean members of the Board of Directors of
      ------------------
Teletouch Communications, Inc., as constituted from time to time.

     "Change in Control" means the occurrence of one or more of the following
      -----------------
events:

          (a) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

          (b) during any period of two consecutive years (not including any period prior to the Date of Issuance of this Warrant), individuals who at the beginning of such period constitute the Board of Directors, and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason other than normal retirement, death or disability to constitute at least a majority thereof; or

          (c) the stockholders of the Company approve a merger or consolidation of the Company with any other person, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities for the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation in substantially the same proportion as the ownership of voting securities of the Company immediately prior thereto; or

          (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

     "Credit Agreement" means the Second Amended and Restated Credit Agreement
      ----------------
dated as of May 17, 2002 by and among the Company, ING Prime Rate Trust, a Massachusetts business trust (formerly known as Pilgrim America Prime Rate Trust), and any other lender becoming a party thereto.

     "FCC" means the United States Federal Communications Commission or any
      ---
governmental body or agency succeeding to the functions thereof.

     "junior stock" shall mean the Common Stock and any other class or series of
      ------------
stock of the Company hereafter authorized over which preferred stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.

     "Liens" means any mortgage, pledge, security interest, encumbrance, lien or
      -----
charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other laws, which secured payment of a debt (including any tax) or the performance of an obligation.

     "Person" shall mean any individual, partnership, corporation, limited
      ------
liability company, trust, incorporated or unincorporated association, joint venture, joint stock company or other legal entity of any kind.

     "Restructuring Agreement" shall mean the Restructuring Agreement dated May
      -----------------------
17, 2002, between the Company, GM Holdings, LLC and TLL Partners, L.L.C.

     "Warrant Stock" means the Common Stock issued or issuable upon exercise of
      -------------
any Warrant; provided, that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Warrant Stock" shall mean one share of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares. A Share will cease to be Warrant Stock when it ceases to be Underlying Stock.

     Section 9. Warrant Transferable. Subject to the transfer conditions
                --------------------
referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit A hereto) at the principal office of the Company.

     Section 10. Warrant Exchangeable for Different Denominations. This Warrant
                 ------------------------------------------------
is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for a new Warrant of like tenor representing in the aggregate the purchase rights hereunder, and each such new Warrant shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. The term "Warrants" shall include all Warrants issued and delivered by the Company hereafter representing a portion of the rights evidenced by this Warrant.

     Section 11. Replacement. Upon receipt of evidence reasonably satisfactory
                 -----------
to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided, that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Section 12. Notices. Except as otherwise expressly provided herein, all
                 -------
notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

     Section 13. Amendment and Waiver. Except as otherwise provided herein, the
                 --------------------
provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holder; provided, that no such action may change the Exercise Price of the Warrants or the number of shares or class of stock obtainable upon exercise of each Warrant without the written consent of the Registered Holder of Warrants representing at least two-thirds of the shares of Warrant Stock obtainable upon exercise of such Warrants; and provided, that any Warrants held by the Company or any subsidiary thereof will not be deemed to be outstanding for any purpose hereof.

     Section 14. Descriptive Headings. The descriptive headings of this Warrant
                 --------------------
are inserted for convenience only and do not constitute a substantive part of this Warrant. Whenever the term "including" is used in this Agreement (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, the items within that classification.

     Section 15. Governing Law. All issues and questions concerning the
                 -------------
construction, validity, enforcement and interpretation of this Warrant and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                                             TELETOUCH COMMUNICATIONS, INC.

                                             By:________________________________

                                             Its:_______________________________

[Corporate Seal]

Attest:


 ______________________________
         Secretary

                                                                       EXHIBIT A
                                                                       ---------

                                   ASSIGNMENT
                                   -----------

         FOR VALUE RECEIVED, hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-CS01) with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto:

Names of Assignee                       Address                 No. of Shares
-----------------                       -------                 -------------



Dated:__________________________             Signature: _______________________

                                                        _______________________

                                             Witness:   _______________________

                                                                       EXHIBIT B
                                                                       ---------

                               EXERCISE AGREEMENT
                               ------------------

To:      Teletouch Communications, Inc.     Dated:


         The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-CS01), hereby agrees to subscribe for the purchase of shares of the Warrant Stock covered by such Warrant and to the extent not previously paid or deemed paid as proviced in the attached Warrant, makes payment herewith in full therefor at the price per share provided by such Warrant.

                                                  Signature: __________________

                                                  Address:   __________________

                                                             __________________

                                                             __________________